Exhibit 99.1

Tyler Technologies Reports Earnings for Third Quarter 2016

Marr to become chairman of the board

PLANO, Texas – Oct. 26, 2016 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2016. The company also announced the upcoming retirement of board chair John Yeaman and related executive promotions.

Third Quarter 2016 Financial Highlights:

•	Total revenue was $194.5 million, up 28.9 percent from $150.8 million for the third quarter of 2015. Organic growth was 10.8 percent.

•	Recurring revenue from maintenance and subscriptions was $119.9 million, an increase of 33.1 percent compared to the third quarter of 2015, and comprised 61.6 percent of third quarter 2016 revenue.

•	Operating income was $36.9 million, an increase of 17.3 percent from $31.5 million for the third quarter of 2015.

•	Net income was $22.3 million, or $0.58 per diluted share, up 10.5 percent compared to $20.1 million, or $0.55 per diluted share, for the third quarter of 2015.

•	Cash flows from operations were $67.1 million compared to $55.1 million for the third quarter of 2015.

•	Non-GAAP total revenue was $197.8 million, up 31.1 percent from $150.8 million for the third quarter of 2015.

•	Non-GAAP operating income was $57.4 million, up 46.0 percent from $39.3 million for the third quarter of 2015.

•	Non-GAAP net income was $36.1 million, or $0.94 per diluted share, up 40.9 percent compared to $25.6 million, or $0.71 per diluted share, for the third quarter of 2015.

•	Adjusted EBITDA was $60.4 million, up 44.6 percent compared to $41.8 million for the third quarter of 2015.

•	Total backlog was $935.6 million, up 23.5 percent from $757.7 million at September 30, 2015. Software-related backlog (excluding appraisal services) was $892.1 million, an increase of 26.1 percent compared to $707.7 million at September 30, 2015.

“Tyler achieved very solid revenue and earnings growth for the third quarter, with greater than 20 percent growth in all of our software revenue lines,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Total revenues grew 29 percent, with nearly 11 percent organic growth. Our cloud business continued to exhibit strength, increasing 27 percent over the prior year, of which 23 percent was organic. Third quarter cash provided by operations was $67 million, a new quarterly high. Year-to-date, we have generated over $121 million in cash from operations, exceeding the total for all of 2015.

“Bookings in the third quarter were the highest in company history at $266 million, up 43 percent over the prior year. Bookings include a four-year extension of our eFileTexas agreement with the Texas Office of Court Administration valued at approximately $72 million. Backlog also reached a new high of $936 million. In addition, we are pleased with our progress on the integration of New World Systems, as well as New World’s revenue and earnings contributions that continue to meet or exceed our expectations set at the beginning of the year,” said Marr.

Tyler Technologies Reports Earnings

For Third Quarter 2016

October 26, 2016

Guidance for 2016

As of October 26, 2016, Tyler Technologies is providing the following guidance for the full year 2016:

•	GAAP total revenues are expected to be in the range of $755 million to $762 million.

•	Non-GAAP total revenues are expected to be in the range of $770 million to $777 million.

•	GAAP diluted earnings per share are expected to be approximately $2.01 to $2.07.

•	Non-GAAP diluted earnings per share are expected to be approximately $3.46 to $3.52.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $29.5 million to $30.5 million.

•	Fully diluted shares for the year are expected to be between 38.5 million and 39.0 million shares.

•	The GAAP effective tax rate is expected to be in the range of 38.0 percent to 39.0 percent. The non-GAAP effective tax rate is expected to be in the range of 35.5 percent to 36.5 percent. With the issuance of ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” on March 31, 2016, which will require us to recognize the income tax effects of stock option exercises in the income statement, both our GAAP and non-GAAP effective tax rates could differ substantially from this guidance. While we will adopt this standard in the fourth quarter of 2016, we are currently unable to provide a reasonable estimate regarding the financial impact.

•	Capital expenditures are expected to be between $40 million and $42 million, including approximately $21 million related to real estate. Total depreciation and amortization expense is expected to be between $50 million and $51 million, including approximately $36 million of amortization of acquisition intangibles.

Executive Transitions and Promotions

Effective January 1, 2017, John S. Marr Jr. will become chairman of the board of directors, with John Yeaman continuing his service as a director until his retirement in May 2017. In addition, Donald R. Brattain will become lead director. Marr will retain his title as chief executive officer and is appointing H. Lynn Moore Jr. as president, formalizing the strategic and consultative role that Moore has played for several years.

Moore has been in a senior leadership role with the company since 1998 and has served as executive vice president and general counsel since 2008. He has played a significant role in major strategic initiatives, including last year’s acquisition of New World Systems Corporation. “Tyler’s direction reflects the fundamentals Lynn and I share,” said Marr. “The way he looks at Tyler’s future and the way I do are very similar. This move enables us to continue and expand our focus on strategy and innovative development while our strong division leadership continues to focus on efficient performance and outstanding execution of our business operations.”

- more -

Tyler Technologies Reports Earnings

For Third Quarter 2016

October 26, 2016

Abigail Diaz has been appointed chief legal officer, also effective January 1, 2017. Diaz joined the company in 2012 and currently serves as vice president and associate general counsel.

Conference Call

Tyler Technologies will hold a conference call on Thursday, October 27, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10093333. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on October 27, 2016.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through November 3, 2016. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10093333.

The live webcast and archived replay can also be accessed at http://investors.tylertech.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of their constituents. Tyler’s client base includes more than 14,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. In 2016, Forbes ranked Tyler on their “Most Innovative Growth Companies” list, and it has also named Tyler one of “America’s Best Small Companies” eight times. The company has been included six times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, and expenses associated with amortization of intangibles arising from business combinations.

- more -

Tyler Technologies Reports Earnings

For Third Quarter 2016

October 26, 2016

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President—CFO

Tyler Technologies, Inc.

972-713-3720

brian.miller@tylertech.com

16-81

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Software licenses and royalties	$19,930	$15,690	$54,331	$44,576
Subscriptions	36,869	29,036	104,926	81,273
Software services	44,738	36,398	133,208	101,765
Maintenance	83,000	61,018	237,775	177,829
Appraisal services	6,541	6,557	20,083	19,337
Hardware and other	3,419	2,146	12,439	7,326

Total revenues	194,497	150,845	562,762	432,106
Cost of revenues:
Software licenses and royalties	623	147	1,927	1,183
Acquired software	5,598	552	16,737	1,464
Software services, maintenance and subscriptions	88,623	72,764	260,610	207,819
Appraisal services	4,053	3,984	12,473	12,397
Hardware and other	2,120	1,565	8,481	5,278

Total cost of revenues	101,017	79,012	300,228	228,141

Gross profit	93,480	71,833	262,534	203,965

Selling, general and administrative expenses	42,007	31,869	124,998	90,810
Research and development expense	11,070	7,193	31,362	21,307
Amortization of customer and trade name intangibles	3,458	1,282	10,273	3,585

Operating income	36,945	31,489	95,901	88,263
Other (expense) income, net	(526)	255	(1,713)	621

Income before income taxes	36,419	31,744	94,188	88,884
Income tax provision	14,155	11,602	35,973	32,633

Net income	$22,264	$20,142	$58,215	$56,251

Earnings per common share:
Basic	$0.61	$0.59	$1.60	$1.66

Diluted	$0.58	$0.55	$1.51	$1.56

Weighted average common shares outstanding:
Basic	36,433	33,900	36,438	33,787
Diluted	38,506	36,349	38,477	36,163

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of non-GAAP total revenues
GAAP total revenues	$194,497	$150,845	$562,762	$432,106
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	3,149	—	13,399	—
Add: Amortization of acquired leases	111	—	333	—

Non-GAAP total revenues	$197,757	$150,845	$576,494	$432,106

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$93,480	$71,833	$262,534	$203,965
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	3,149	—	13,399	—
Add: Amortization of acquired leases	111	—	333	—
Add: Share-based compensation expense included in cost of revenues	1,779	902	4,667	2,349
Add: Amortization of acquired software	5,598	552	16,737	1,464

Non-GAAP gross profit	$104,117	$73,287	$297,670	$207,778

GAAP gross margin	48.1%	47.6%	46.7%	47.2%

Non-GAAP gross margin	52.6%	48.6%	51.6%	48.1%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$36,945	$31,489	$95,901	$88,263
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	3,149	—	13,399	—
Add: Amortization of acquired leases	111	—	333	—
Add: Share-based compensation expense	7,656	5,598	21,348	14,459
Add: Employer portion of payroll tax related to employee stock transactions	498	60	690	333
Add: Acquisition-related costs	—	342	—	342
Add: Amortization of acquired software	5,598	552	16,737	1,464
Add: Amortization of customer and trade name intangibles	3,458	1,282	10,273	3,585

Non-GAAP adjustments subtotal	$20,470	$7,834	$62,780	$20,183

Non-GAAP operating income	$57,415	$39,323	$158,681	$108,446

GAAP operating margin	19.0%	20.9%	17.0%	20.4%

Non-GAAP operating margin	29.0%	26.1%	27.5%	25.1%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$22,264	$20,142	$58,215	$56,251
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	20,470	7,834	62,780	20,183
Less: Tax impact related to non-GAAP adjustments	(6,613)	(2,334)	(20,377)	(6,147)

Non-GAAP net income	$36,121	$25,642	$100,618	$70,287

GAAP earnings per diluted share	$0.58	$0.55	$1.51	$1.56

Non-GAAP earnings per diluted share	$0.94	$0.71	$2.62	$1.94

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$1,779	$902	$4,667	$2,349
Selling, general and administrative expenses	5,877	4,696	16,681	12,110

Total share-based compensation expense	$7,656	$5,598	$21,348	$14,459

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$22,264	$20,142	$58,215	$56,251
Amortization of customer and trade name intangibles	3,458	1,282	10,273	3,585
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	9,213	2,820	27,248	8,001
Interest expense included in other expense, net	508	—	1,695	—
Income tax provision	14,155	11,602	35,973	32,633

EBITDA	$49,598	$35,846	$133,404	$100,470
Write-downs of acquisition-related deferred revenue	3,149	—	13,399	—
Acquisition-related costs	—	342	—	342
Share-based compensation expense	7,656	5,598	21,348	14,459

Adjusted EBITDA	$60,403	$41,786	$168,151	$115,271

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2016 (Unaudited)	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$23,314	$33,087
Accounts receivable, net	188,429	176,360
Current investments and other assets	47,904	37,688
Income tax receivable	17,680	21,080

Total current assets	277,327	268,215

Accounts receivable, long-term portion	2,744	2,777
Property and equipment, net	120,963	101,112

Other assets:
Goodwill	647,525	653,666
Other intangibles, net	276,326	295,378
Non-current investments and other assets	27,881	35,422

Total assets	$1,352,766	$1,356,570

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$60,176	$55,945
Deferred revenue	288,316	281,627

Total current liabilities	348,492	337,572

Revolving line of credit	34,000	66,000
Deferred revenue, long-term	2,924	3,115
Deferred income taxes	85,095	91,026
Shareholders' equity	882,255	858,857

Total liabilities and shareholders' equity	$1,352,766	$1,356,570

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$22,264	$20,142	$58,215	$56,251
Adjustments to reconcile net income to cash provided (used) by operations:
Depreciation and amortization	12,671	4,102	37,521	11,586
Share-based compensation expense	7,656	5,598	21,348	14,459
Excess tax benefit from exercise of share-based arrangements	(12,122)	(1,974)	(18,816)	(10,801)
Deferred income tax (benefit) expense	(11,716)	139	(11,289)	643
Changes in operating assets and liabilities, exclusive of effects of acquired companies	48,338	27,093	34,259	(2,225)

Net cash provided by operating activities	67,091	55,100	121,238	69,913

Cash flows from investing activities:
Additions to property and equipment	(7,570)	(2,399)	(29,529)	(8,525)
Purchase of marketable security investments	(2,520)	(22,942)	(13,127)	(29,391)
Proceeds from marketable security investments	2,730	—	9,256	—
Cost of acquisitions, net of cash acquired	—	—	(9,394)	(6,447)
Investment in Record Holdings Pty Limited	—	—	—	(15,000)
Decrease (increase) in other	229	14	(52)	5

Net cash used by investing activities	(7,131)	(25,327)	(42,846)	(59,358)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	(101,000)	—	(32,000)	—
Purchase of treasury shares	(2)	—	(94,499)	(645)
Proceeds from exercise of stock options	9,296	1,640	15,089	8,369
Contributions from employee stock purchase plan	1,611	1,124	4,429	3,367
Excess tax benefit from exercise of share-based arrangements	12,122	1,974	18,816	10,801

Net cash (used) provided by financing activities	(77,973)	4,738	(88,165)	21,892

Net (decrease) increase in cash and cash equivalents	(18,013)	34,511	(9,773)	32,447
Cash and cash equivalents at beginning of period	41,327	204,103	33,087	206,167

Cash and cash equivalents at end of period	$23,314	$238,614	$23,314	$238,614